CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") entered into on September 30, 2008 and effective as of the 1st day of October, 2008.

BETWEEN

WORDLOGIC CORPORATION,
a corporation under the laws of Nevada having its principal business office at Suite 2400, 650 West Georgia Street, Vancouver, British Columbia, V6B 4N7 (the "Company")

AND

JAMES P. YANO
2508 Stanford Way
Antioch, CA 94531

(the “Consultant”)

WHEREAS:

A.
The Company is engaged in the business of research, development, marketing, distribution and licensing of software tools for enabling data entry on personal computing devices and like devices on a number of different platforms and the provision of services in support thereof;

B.	The Company wishes to retain Mr. James P. Yano as Chief Operating Officer on the terms and subject to the conditions of this Agreement; and

C.	Mr. James P. Yano has agreed to provide services as Chief Operating Officer to the Company on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.	ENGAGEMENT

1.1	The Company hereby engages the Consultant to provide services in accordance with the terms and subject to the conditions of this Agreement and the Consultant hereby accepts such engagement.

2.	TERM

2.1
The term of the Consultant’s engagement shall commence as of October 1, 2008 and shall continue until September 30, 2011.  This Agreement may be terminated at any time, by either party, in accordance with Section 8 of this Agreement.

3.	SERVICES

3.1
The Consultant hereby agrees to perform the following services and undertake, in addiotion to the duties generally associated with the position of Chief Operations Officer, the following responsibilities and duties on behalf of the Company (the “Services”):

(a)	assist the Company in the development of its business plan;

(b)	use their best efforts to promote the Company’s products;

(c)	identify new markets and develop plans for effective market penetration for the Company’s products;

(d)	coordinate with the other member’s of the Company’s executive team on the Company’s management and direction;

(e)
effectively direct and manage the Company by providing leadership, advice, sales presentation training, and problem solving, to ensure that corporate goals and objectives and achieved and exceeded; and

(f)	develop and maintain a progress and performance assessment system.

3.2	The Consultant shall devote as much time, attention and energy to the business affairs of the Company as may be reasonably necessary for the provision of the office of Chief Operations Officer.

3.3	In providing the Services, the Consultant shall:

(a)	comply with all applicable federal, provincial, local and foreign statutes, laws and regulations;

(b)	not make any misrepresentation or omit to state any material fact that may result in a misrepresentation regarding the business of the Company; and

(c)	not disclose, release or publish any information regarding the Company without its prior written consent.

4.  RELATIONSHIP AMONG THE PARTIES

Nothing contained in this Agreement shall be construed to (i) constitute the parties as joint venturers, partners, co-owners or otherwise as participants in a joint undertaking; (ii) constitute the Consultant as an agent, legal representative or employee of the Company; or (iii) authorize or permit Consultant or any director, officer, employee, agent or other person acting on its behalf to incur on behalf of the other party any obligation of any kind, either express or implied, or do, sign or execute any things, deeds, or documents which may have the effect of legally binding or obligating the Company in any manner in favour of any individual, business, trust, unincorporated association, corporation, partnership, joint venture, limited liability company or other entity of any kind.  The Company and the Consultant agree that the relationship among the parties shall be that of independent contractor.

5.  OPTION TO RENEW AND EXTEND

The parties may renew and extend this Agreement through written consent.

6. COMPENSATION

6.1	The Consultant will be compensated with a monthly salary of US$18,000, payable at the end of each month during the Term of this Agreement.

6.2
The Consultant shall also receive options to purchase 1,500,000 shares of the Company’s common stock in accordance with Schedule “A” attached hereto (the “Options”).  The Options will vest at a rate of 40,000 per month, with any remainder vesting on September 30, 2011.  The Options are exercisable at US$0.80 per share and contain cashless exercise provisions.  Options will expire 24 months after vesting, or upon delivery of a notice of termination in accordance with Section 8 of this Agreement, whichever occurs earlier.

7. SERVICES NOT EXCLUSIVE

The Consultant agrees that it shall, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of the Consultant pursuant to the terms of this Agreement. The Company acknowledges that Consultant is engaged in other business activities, and that it shall continue such activities during the term of this Agreement.  Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

8. SUSPENSION AND TERMINATION.

(a)	Without Cause. This Agreement may be terminated by either party without cause, through the delivery of written notice of termination at least 7 days before such termination is to be effected.

(b)	Default. If Consultant fails, refuses or neglects to keep or perform any of its material covenants or conditions to be kept or performed hereunder or otherwise in connection with the Services, or indicates its refusal to keep or perform any such covenant or condition (any such occurrence a “Default”) and Consultant shall have failed to cure such default within 24 hours after receipt of written notice from Company setting out the terms of such Default, Company may immediately terminate this agreement by giving written notice to Consultant.

(c)
Force Majeure.  Company shall have the right to suspend this agreement in the event of Force Majeure at any time, (provided written notice to Consultant shall be promptly given) without any further obligation to Consultant except that Consultant  will be entitled to the compensation provided for in Section 7 hereof accrued, if any.  A suspension shall not relieve Consultant of any of Consultant’s obligations hereunder or otherwise in connection with the Services.  Company shall have the right to terminate this agreement by giving written notice to Consultant where an event or events of Force Majeure continue for a continuous period of forty-eight (48) hours excluding non-business days or 5 days in the aggregate at any other time.

(d)
Effect of Termination.  If the Company terminates this Agreement in accordance with the provisions hereof, the Company shall be released and discharged from any further liability or obligation whatsoever to Consultant.  No termination of this agreement shall affect the rights granted hereunder by Consultant to Company and the representations and warranties and indemnification of each of the parties hereunder shall survive such termination. All Options whether vested or unvested will expire upon the delivery of notice of the termination of this Agreement by either party.

9. CONFIDENTIALITY

Consultant shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of Client which are delivered by Client to Consultant in connection with Consultant's services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential (the "Confidential Information"). The Consultant shall not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) the Consultant is required to disclose the Confidential Informational pursuant to a subpoena or other judicial order.

10. NON-SOLICITATION

During the term of this Agreement the Consultant shall not hire or take away or cause to be hired or taken away any employee or consultant of the Company.  For a period of 12 months following the termination of this agreement the Consultant shall not hire or take away or cause to be hired or taken away any employee who was in the employ of the Company during the 12 months preceding such termination.

11. GRANTS OF RIGHTS

Consultant agrees that the results and proceeds of the Consultant’s Services under this Agreement, although not created in an employment relationship, shall, for the purpose of copyright only, be deemed a work made in the course of employment under the Canadian law or a work-made-for-hire under the United States law and all other comparable international intellectual property laws and conventions.  All work and materials, including all intellectual property and any other rights, including without limitation copyright, all rental and lending rights thereto, which Consultant may have in and to the results and proceeds of the Services hereunder, shall vest irrevocably and exclusively with the Company, and are otherwise hereby assigned to the Company as and when created.  Consultant hereby waives in favour of the Company any moral rights which it may have, if any, in and to any works, materials, or services which it may provide or create hereunder.

12.  REPRESENTATIONS AND WARRANTIES

Consultant represents, warrants and covenants to the Company as follows:

(a) All material, notes, writing, ideas, written, submitted or interpolated by the Consultant hereunder or with respect to the production or preparation of the Advertisements shall be wholly original with Consultant or based on materials supplied by the Company and shall not be copied in whole or part from any other work except to the extent that such work is non-proprietary or in the public domain;

(b) To the best of Consultant’s knowledge, information and belief, all of the results and proceeds of Consultant’s Services will not defame any person and will not infringe upon the copyright, moral rights, publicity rights, privacy rights or any other right of any person, or company or violate any law or judicial or governmental order.

13.  INDEMNIFICATION

(a) Company agrees to indemnify and hold harmless Consultant and its respective agents and employees, against any losses, claims, damages or liabilities, joint or several, to which either party, or any such other person, may become subject, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus, the prospectus, or any amendment or supplement thereto; or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and shall reimburse Consultant, or any such other person, for any legal or other expenses reasonably incurred by Consultant, or any such other person, in connection with investigation or defending any such loss, claim, damage, liability, or action, suit or proceeding.

(b) Consultant agrees to indemnify and hold harmless the Company, its partners, financiers parent, affiliated and related companies, and all of their respective individual shareholders, directors, officers, employees, licensees and assigns from and against any claims, actions, losses and expenses (including legal expenses) occasioned by any breach of Consultant’s representations and warranties contained in, or by any breach of any other provision of, this Agreement by Consultant.

14. MISCELLANEOUS PROVISIONS

(a)	Time. Time is of the essence of this Agreement.

(b)	Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

(c)
Titles and Captions.  All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

(d)
Further Action.  The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

(e)
Good Faith, Cooperation and Due Diligence.  The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement.  All promises and covenants are mutual and dependent.

(f)	Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

(g)	Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

(h)
Notices.  All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified.  Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier, addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten days written notice, to the other party.

(i)
Entire agreement.  This Agreement, including Schedule A attached hereto, contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

(j)	Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

(k)
Counterparts.  This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

(l)	Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

(m)
Jurisdiction. The parties hereby attorn the exclusive jurisdiction of the provincial and federal courts located in the city of Vancouver, British Columbia in relation to all disputes arising from the Agreement.

(n)	Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

IN WITNESS WHEREOF this Agreement has been executed by the parties to it, as of the day, month and year first written above:

WORDLOGIC CORPORATION

By: /s/ Frank Evanshen
Frank Evanshen
Its: President

By: /s/ James P. Yano
James P. Yano

SCHEDULE A

Option Agreement

THIS OPTION AGREEMENT (the "Option Agreement") entered into on September 30, 2008 and effective as of the 1st day of October, 2008.

BETWEEN
WORDLOGIC CORPORATION,
a corporation under the laws of Nevada having its principal business office at Suite 2400, 650 West Georgia Street, Vancouver, British Columbia, V6B 4N7
(the "Company")

AND
JAMES P. YANO
2508 Stanford Way
Antioch, CA 94531

(the “Optionee”)

WHEREAS:

A.	The Company has entered in a Consulting Agreement (the "Consulting Agreement"), dated September 8, 2008 with the Optionee; and

B.	In accordance with the provisions of the Consulting Agreement the Company has authorized the grant of options to the Optionee.

THIS AGREEMENT WITNESSES that the parties have agreed that the terms and conditions of the relationship shall be as follows:

1.
Grant of Option.  The Company will issue to the Optionee the right and option, to purchase 1,500,000 shares of the Company’s common stock immediately upon the signing of this Option Agreement (the “Options”). The Options will vest at a rate of 40,000 per month, with any remainder vesting on September 30, 2011

2.	Term. The Options will expire, the earlier of, 24 months after the vesting date or upon delivery, by either party, of notice of termination of the Consulting Agreement.

3.
Non-transferability.  The Options shall not be transferable except to the Optionee’s estate, and the Options may be exercised during the lifetime of the Optionee, only by the Optionee, or thereafter by its estate. More particularly, but without limiting the generality of the foregoing, the Options may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process.

Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Options contrary to these provisions, and the levy of any execution, attachment or similar process on the Options, shall be null and void.

4.
Optionee.  In consideration of the granting of the Options, and regardless of whether or not the Options shall be exercised, the Optionee will devote the agreed upon time, energy and skill to the service of the Company or one or more of its subsidiaries in accordance with the Consulting Agreement.

5.	Method of Exercising Option.

(a)
Subject to the terms and conditions of this Agreement, the Optionee may exercise the Options by sending a written notice to the Company, mailed or personally delivered to the Company at the following address:  Suite 2400, 650 West Georgia Street, Vancouver, British Columbia, V6B 4N7.  Such notice shall state the election to exercise the Options and the number of shares in respect of which it is being exercised, and shall be signed by the Optionee. The notice shall be accompanied by payment of the full exercise price of the shares by certified cheque, bank draft or money order unless the Options are exercised on a cashless basis. The Company shall issue for the Optionee’s collection, a certificate or certificates representing the shares within 14 days after receiving the notice.  Upon exercising the Options, the Optionee may be required by the Company to make certain representations so that the issuance of shares pursuant to the Options will fall within exemptions from securities regulations.

(b)
The certificate or certificates for the shares as to which the Options shall have been exercised shall be registered in the name of the Optionee and shall be delivered as provided above to or on the written order of the Optionee.  All shares that shall be purchased on the exercise of the Options as provided in this Agreement shall be fully paid and non-assessable.  The certificates representing any shares issued upon exercise of the Options may contain a restrictive legend.

(c)	The Options may be exercised at a price of US$0.80 per share (the “Purchase Price”).

(d)
The Options may also be exercised at any time by means of a "cashless exercise" in which the Optionee shall be entitled to receive a certificate for the number shares of the Company’s common stock equal to the quotient obtained by the formula: X = (Y(A-B))/A where:

X = number of shares issuable to the Optionee upon exercise under this Section 5(d);

Y = number of shares issuable to the Optionee upon exercise pursuant to this Agreement;

A = the last trading price (or average of bid and ask prices if no trades occurred) on the last trading day prior to the exercise date; and

B = the Purchase Price

6.
Changes in Capital Structure.  If all or any portion of the Options shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation occurring after the date of this Agreement, as a result of which shares of any class shall be issued in respect of outstanding common shares, or common shares shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising the Options shall receive the aggregate number and class of shares which, if common shares (as authorized at the date of this Agreement) had been purchased at the date of this Agreement for the same aggregate price (on the basis of the price per share set forth in Section 5 of this Agreement) and had not been disposed of, such person or persons would be holding, at the time of such exercise, as a result of such purchase and all such share dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations; provided, however, that no fractional share be issued on any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

7.
Reservation of Shares to Satisfy Option.  The Company shall at all times during the term of the Options reserve and keep available such number of common shares as will be sufficient to satisfy the requirements of this Agreement.

8.	Representations of the Optionee

(a)
The Optionee understands and acknowledges that (a) the Options are being offered and sold under one or more of the exemptions from registration provided for in Section 4(2) or Section 3(b) of the  Securities  Act of 1993,  as  amended  (the  "Securities  Act"),  including Regulation D promulgated thereunder and any applicable state securities laws, (b) the Optionee has reviewed the confidential business plan of the Company or such other  material  documents  of the Company as the  Optionee  has deemed necessary or  appropriate  for purposes of purchasing the Options, including this subscription agreement (collectively, the "Offering Documents"); and (c) this transaction has not been  reviewed or  approved by the United  States  Securities  and  Exchange Commission or by any regulatory authority charged with the administration of the securities laws of any state or foreign country.

(b)
The Optionee either (i) has a preexisting personal or business  relationship with the Company or its controlling  persons, such as would enable a reasonably prudent Optionee to be aware of the character and  general  business  and  financial  circumstances  of  the  Company  or  its controlling  persons,  or (ii) by reason of the Optionee's business or financial experience,  individually  or in conjunction  with the  Optionee's  unaffiliated professional advisors who are not compensated by the Company or any affiliate or selling agent of the Company,  directly or indirectly,  is capable of evaluating the  merits  and  risks of an  investment  in the  Options,  making  an  informed investment  decision and  protecting  the Optionee's own interests in connection with the transactions contemplated hereby.

(c)
The Optionee  understands and has fully  considered for purposes of this investment the risks of this  investment and  understands  that (i) this  investment  is suitable  only for an Optionee  who is able to bear the economic  consequences  of losing the  Optionee's  entire  investment;  (ii) the Company is a start-up  enterprise with no significant  operating history;  (iii) the purchase of the Options is a  speculative  investment  which  involves a high degree of risk of loss by the Optionee of the Optionee's entire investment,  and (iv) there are substantial restrictions on the  transferability  of, and there will be no public market for, the Options, and  accordingly,  it may not be  possible  for the  Optionee to  liquidate  the Optionee's investment in the Options.

(d)	The Optionee is able (i) to bear the economic risk of this investment, (ii) to hold the Options for an indefinite period of time, and (iii) to afford a complete loss of the Optionee's investment; and represents that the Optionee has sufficient liquid assets so that the lack of liquidity associated with this investment will not cause any undue financial difficulties or affect the Optionee's ability to provide for the Optionee's current needs and possible financial contingencies.

(e)	The Optionee, in making the Optionee's decision to acquire the Options, has relied solely upon independent investigations made by the Optionee and the representations and warranties of the Company contained herein and the Optionee has been given (i) access to all material books and records of the Company; (ii) access to all material contracts and documents relating to this offering; and (iii) an opportunity to ask questions of, and to receive answers from, the appropriate executive officers and other persons acting on behalf of the Company concerning the Company and the terms and conditions of this offering, and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information. The Optionee acknowledges that no valid request to the Company by the Optionee for information of any kind about the Company has been refused or denied by the Company or remains unfulfilled as of the date thereof.

(f)	The Optionee has carefully considered this Option Agreement. In evaluating the suitability of an investment in the Company, the Optionee has not relied upon any representations or other information (whether oral or written) other than as set forth in this agreement or as contained in any documents or answers to questions furnished by the Company.

(g)	All of the information set forth on the cover page of this Agreement indicated as applicable to the Optionee, is true and correct in all respects.

(h)	The Options are being acquired by the Optionee solely for the Optionee's own personal account, for investment purposes only, and not with a view to, or in connection with, any resale or distribution thereof; the Optionee has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Options for which the Optionee hereby subscribes, or any part thereof, any interest therein or any rights thereto; the Optionee has no present plans to enter into any such contract, undertaking, agreement or arrangement; and the Optionee understands the legal consequences of the foregoing representations and warranties to mean that the Optionee must bear the economic risk of the investment for an indefinite period of time because the Options have not been registered under the Securities Act and applicable state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and applicable state securities laws (which the Company is not obligated, and has no current intention, to do) or unless an exemption from such registration is available.

(i)	The Optionee has not engaged any broker, dealer, finder, commission agent or other similar person in connection with the offer, offer for sale, or sale of the Options and is not under any obligation to pay any broker's fee or commission in connection with the Optionee's investment.

9.
Counterparts.  This Agreement may be signed in counterparts, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution, shall be deemed to bear the date as set forth above.

IN WITNESS WHEREOF this Agreement has been executed by the parties to it, as of the day, month and year first written above:

WORDLOGIC CORPORATION

By: /s/ Frank Evanshen
Frank Evanshen
Its: President

By: /s/ James P. Yano
James P. Yano